Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SCHRÖDINGER, INC.

- i -

2.16	Compensation of Directors	21

ARTICLE III. OFFICERS		21

3.1	Titles	21

3.2	Election	22

3.3	Qualification	22

3.4	Tenure	22

3.5	Resignation and Removal	22

3.6	Vacancies	22

3.7	President; Chief Executive Officer	22

3.8	Vice Presidents	23

3.9	Secretary and Assistant Secretaries	23

3.10	Treasurer and Assistant Treasurers	24

3.11	Salaries	24

3.12	Delegation of Authority	24

ARTICLE IV. CAPITAL STOCK		24

4.1	Issuance of Stock	24

4.2	Stock Certificates; Uncertificated Shares	25

4.3	Transfers	26

4.4	Lost, Stolen or Destroyed Certificates	26

4.5	Regulations	26

ARTICLE V. GENERAL PROVISIONS		26

5.1	Fiscal Year	27

5.2	Corporate Seal	27

5.3	Record Date for Purposes Other Than Stockholder Meetings	27

5.4	Waiver of Notice	27

5.5	Voting of Securities	27

5.6	Evidence of Authority	28

5.7	Certificate of Incorporation	28

5.8	Severability	28

5.9	Pronouns	28

ARTICLE VI. AMENDMENTS		28

- ii -

ARTICLE I.

STOCKHOLDERS

1.1        Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal executive office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.

1.2        Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Board of Directors may postpone, recess, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3        Special Meetings.

 (a)        Special meetings of stockholders for any purposes or purposes may be called at any time only by (i) the Board of Directors or (ii) the Secretary of the Corporation in the manner provided in this Section 1.3, and, except as otherwise provided in this Section 1.3, may not be called by any other person or persons.

 (b)        Subject to the provisions of this Section 1.3, a special meeting of stockholders shall be called by the Secretary following the receipt by the Secretary of written requests to call a meeting from Eligible Holders (as defined below) of at least 25% of the combined voting power of the outstanding shares of capital stock of the corporation (regardless of whether such shares of capital stock are entitled to vote on the matters to be proposed and acted on at the special meeting) (the “Requisite Percentage”). “Eligible Holder” means any record holder of outstanding shares of capital stock of the corporation that (a) is making such request on its own behalf (and not on behalf of a beneficial owner of such stock), or (b) is making such request on behalf of a beneficial owner of such stock, provided that, in the case of this clause (b), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a shareholder proposal under paragraph (b) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule. In determining whether requests to call a meeting have been received from the Requisite Percentage, multiple requests to call a special meeting will not be considered together unless (A) such requests identify substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant request), and (B) such requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated request.

(c)        A written request from a stockholder to call a special meeting (i) shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation and (ii) shall not be effective unless it is signed and dated by each stockholder of record submitting the request and the beneficial owners, if any, on whose behalf the request is made, or such stockholder’s or beneficial owner’s duly authorized agent, and unless it includes (A) all of the information and representations (including any required supplements) described in Section 1.11 of this Article I if such business relates to the election of directors, (B) all of the information and representations (including any required supplements) described in Section 1.12 of this Article I that would be required with respect to an annual meeting in the case of all other business, (C) an agreement by the requesting stockholder(s) to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such request with respect to such disposed shares, and (D) documentary evidence that the requesting stockholder(s) own the Requisite Percentage as of the date on which the request is delivered to the Secretary; provided, however, that if the requesting stockholder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such request is delivered to the Secretary. A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocations are received by the Secretary and, as a result of such revocation (and any deemed revocation pursuant to clause (C) of this Section 1.13(c)), there no longer are unrevoked requests representing in the aggregate the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting.

(d)        A written request from a stockholder to call a special meeting shall be ineffective, and a special meeting requested by stockholders shall not be held, if (A) it relates to an item of business that is not a proper subject for stockholder action under applicable law, (B) such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an item of business (other than the election or removal of directors) that is identical or substantially similar (a “Similar Item”) to an item of business included in such request and ending on the one-year anniversary of such earliest date, (C) a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary receives such written request, (D) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting, or (E) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(e)        The board of directors shall determine in good faith whether the requirements set forth in paragraph (d) of this Section 1.3 have been satisfied. In addition to the matters set forth in paragraph (d) of this Section 1.3, a written request from a stockholder to call a special meeting shall also be ineffective if it does not comply with the provisions of this Section 1.3 and the Secretary shall determine in good faith whether all other requirements set forth in this Section 1.3 have been satisfied. Any determination made pursuant to this paragraph (e) shall be binding on the corporation and its stockholders.

(f)        The business transacted at any special meeting of stockholders shall be limited to the matters set forth in the notice of such meeting. The Board of Directors shall determine the place, and fix the date and time, of any special meeting; provided that, the date of any stockholder-called special meeting shall be not less than 30 days nor more than 120 days after the Secretary has received a valid request for a special meeting from Eligible Holders representing the Requisite Percentage. The Board of Directors may submit its own proposal or proposals for consideration at a stockholder-called special meeting. The record date for any special meeting shall be fixed in accordance with Section 213 (or its successor provisions) of the General Corporation Law of the State of Delaware and in accordance with Section 1.4 of Article I of these bylaws. Following determination of the date, time and place, if any, of the special meeting, the Secretary will cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 1.5. Subject to compliance with the proviso in the second sentence of this paragraph (f), the Board of Directors may postpone, recess, reschedule or cancel any previously scheduled special meeting of stockholders.

(g)        If none of the requesting stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the written request to call a special meeting, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

1.4        Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

1.5        Notice of Meetings.

Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law of the State of Delaware. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.6        Voting List. The corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a physical location (and not solely by means of remote communication), then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.6 or to vote in person or by proxy at any meeting of stockholders.

1.7        Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.8        Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the Board, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, by the stockholders present or represented at the meeting and entitled to vote thereon, even if less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of 30 days or less if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

1.9        Voting and Proxies. Each stockholder shall have one vote upon the matter in question for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.10        Action at Meeting.

  (a)        When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by express provision of applicable law, regulation applicable to the corporation or its securities, the Certificate of Incorporation or these bylaws, in which case such express provision shall govern.

  (b)        At all meetings of stockholders at which directors are to be elected, other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast by the stockholders entitled to vote on the election “for” such nominee’s election exceed those “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, when a quorum is present, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. If directors are to be elected by a plurality vote, stockholders shall not be permitted to vote against a nominee. A meeting of stockholders shall be a “Contested Election Meeting” if the number of nominees for election as directors exceeds the number of directors to be elected at such meeting, as of the tenth (10th) day preceding the date of the corporation’s first notice to stockholders of such meeting sent pursuant to Section 1.5 of these bylaws (the “Determination Date”); provided, however, that if, in accordance with Section 1.11 of these bylaws, stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date, the Determination Date shall instead be the last day on which stockholders are entitled to nominate persons for election as a director.

1.11        Nomination of Directors.

  (a)      Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.8 hereof by the Board of Directors to fill vacancies or newly-created directorships, (3) any directors elected at a special meeting validly called upon the request of Eligible Holders representing the Requisite Percentage in accordance with Section 1.3 (including, without limitation, in compliance with Section 1.3(c)(ii)(A)) or (4) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.11 shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.11(b), (y) is a stockholder of record who is entitled to vote for the election of such nominee on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

  (b)      To be timely, a stockholder’s written notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation and received as follows: (1) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors has determined will be filled at such special meeting not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to being named in the Corporation’s proxy statement as a nominee of such stockholder and to serving as a director if elected. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.11.

(c)        The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.11), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)        Except as otherwise required by law, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e)        Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.11, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)        For purposes of this Section 1.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

1.12    Notice of Other Business.

(a)        At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) specified in the written request of Eligible Holders of the Requisite Percentage in accordance with Section 1.3 of the bylaws, (3) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (4) in the case of an annual meeting, properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.11 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.12(b), (y) be a stockholder of record who is entitled to vote on such business on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b)        To be timely, a stockholder’s written notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation and received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures in Section 1.3 of the bylaws or in this Section 1.12; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for a meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.12. A stockholder shall not have complied with this Section 1.12(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.12.

(c)        The chairman of any meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.12), and if the chairman should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(d)        Except as otherwise required by law, nothing in this Section 1.12 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e)        Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f)        For purposes of this Section 1.12, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.11.

1.13    Conduct of Meetings.

(a)        Unless otherwise provided by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)        The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)        The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)        In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

1.14    Action without Meeting.

(a)        Subject to the rights of holders of any series of Preferred Stock, stockholders of the Corporation may not take any action by written consent in lieu of a meeting; provided, however, that prior to the Trigger Date (as defined in the Certificate of Incorporation), the stockholders of the Corporation may take action by written consent in lieu of a meeting, without prior notice and without a vote, for the sole purpose of removing any director from office with or without cause if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted.

(b)        In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date of adoption of a record date for a consent without a meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent (or dissent) to corporate action without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with the General Corporation Law of the State of Delaware.

(c)        An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. A consent given by electronic transmission is delivered to the corporation upon the earliest of: (i) when the consent enters an information processing system, if any, designated by the corporation for receiving consents, so long as the electronic transmission is in a form capable of being processed by that system and the corporation is able to retrieve that electronic transmission; (ii) when a paper reproduction of the consent is delivered to the corporation’s principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded; (iii) when a paper reproduction of the consent is delivered to the corporation’s registered office in Delaware by hand or by certified or registered mail, return receipt requested; or (iv) when delivered in such other manner, if any, provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d)        Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

ARTICLE II.

DIRECTORS

2.1        General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2        Number, Election and Qualification. The number of directors of the corporation shall be the number fixed by, or determined in the manner provided in, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

2.3        Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these bylaws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors or the Chairman of the Board. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4        Terms of Office. Directors shall be elected for such terms and in the manner provided by the Certificate of Incorporation and applicable law. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2.5        Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to the Certificate of Incorporation shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6        Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.

2.7        Removal. Directors of the corporation may be removed in the manner specified by the Certificate of Incorporation and applicable law.

2.8        Vacancies. Any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled in the manner specified by the Certificate of Incorporation and applicable law.

2.9        Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.10    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11    Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.12    Notice of Special Meetings. Notice of the date, place and time of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone or by electronic transmission at least 24 hours in advance of the meeting, (b) by delivering written notice by hand to such director’s last known business or home address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.13    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

2.15    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III.

OFFICERS

3.1        Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of

Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2        Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3        Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4        Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5        Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6        Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7        President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief

Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8        Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.9        Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10        Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11        Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12        Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV.

CAPITAL STOCK

4.1        Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2        Stock Certificates; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3        Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Uncertificated shares may be transferred by delivery of a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

4.4        Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the corporation may require for the protection of the corporation or any transfer agent or registrar.

4.5        Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V.

GENERAL PROVISIONS

5.1        Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2        Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3        Record Date for Purposes Other Than Stockholder Meetings. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than with respect to determining stockholders entitled to notice of or to vote at a meeting of stockholders, which is addressed in Section 1.4 of these bylaws and other than with respect to determining stockholders entitled to consent to corporate action in writing without a meeting, which is addressed in Section 1.14(b)), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4        Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether provided before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.5        Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation, or with respect to the execution of any written or electronic consent in the name of the corporation as a holder of such securities.

5.6        Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.7        Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and/or restated and in effect from time to time.

5.8        Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

5.9        Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI.

AMENDMENTS

These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.